U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 16, 2005

CASCADE NATURAL GAS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-7196	91-0599090
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

222 Fairview Avenue North, Seattle, Washington 98109

(Address of principal executive offices)

(206) 624-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement.

Employment Agreement with Rick Davis as Chief Financial Officer

On June 16, 2005, Cascade Natural Gas Corporation (the “Company”) entered into an Employment Agreement with Rick Davis, pursuant to which Mr. Davis will become employed as the Company’s Chief Financial Officer (CFO).

Under the terms of the Employment Agreement, Mr. Davis will receive an annual base salary of not less than $240,000.   Mr. Davis’ initial base salary will be $240,000, and will be reviewed at least annually by the Company’s Governance, Nominating and Compensation Committee.  Mr. Davis’ other benefits under the Employment Agreement will include the following:

•                  5,000 shares of the Company’s common stock will be awarded to him under the Company’s 1998 Stock Incentive Plan, which will vest one year after his date of first employment.

•                  Annual cash incentive compensation under the Company’s Key Performance Plan and Term Incentive Plan ranging from 0% to 98% of Mr. Davis’ base salary.

•                  Long-term incentive award no less favorable than that provided to other senior executive officers of the Company under the Company’s Long-Term Incentive Plan.  Mr. Davis’ anticipated target award is 20% of his base salary.

•                  Supplemental retirement benefits which will provide for contributions to an account for the benefit of Mr. Davis to provide him with replacement pay at retirement equal to approximately 55% of his average base salary during the three consecutive fiscal years of the Company during which his base salary was highest, after taking into account benefits under any retirement benefits payable to him under any qualified or nonqualified retirement plan sponsored by the Company or his prior employer and social security.

•                  A monthly allowance of $400 to provide for the lease or purchase of a car and the payment of club dues and other such expenses.  The Company also will make a one-time payment of $3,000 to pay the initiation fee for Mr. Davis to join an athletic club, dining club or country club.

The Employment Agreement, and Mr. Davis’ employment, will terminate upon Mr. Davis’ death and may be terminated by the Company in the event of Mr. Davis’ disability.  In addition, the Company may terminate Mr. Davis’ employment at any time for Cause (as defined in the Employment Agreement) or for any other reason upon thirty days prior written notice.  Mr. Davis may terminate the Employment Agreement at any time and for any reason upon thirty days prior written notice.  In the event that the employment of Mr. Davis is terminated, the Employment Agreement provides that he (or his estate, as the case may be) will be entitled to the following, as more fully described in the Employment Agreement:

•                  In the event that the employment of Mr. Davis is terminated upon his death or by the Company due to his disability: (i) his accrued but unpaid base salary and vacation through his termination date; (ii) any unpaid annual incentive compensation earned but not paid in the previous year; (iii) any amounts otherwise payable to Mr. Davis under the Company’s benefit plans and programs; and (iv) an amount in lieu of any annual incentive compensation for the current year.

•                  In the event Mr. Davis terminates his employment other than for Good Reason (as defined in the Employment Agreement): the amounts payable due to death or disability under (i) through (iii) above.  In addition, any shares in the Company that have not vested will be forfeited.

•                  In the event that the employment of Mr. Davis is terminated by the Company without Cause, or Mr. Davis terminates his employment for Good Reason or within one year following a Change of Control (as defined in the Employment Agreement), Mr. Davis will not be entitled to benefits under the Company’s severance plan but will be entitled to the following: (A) the amounts payable due to death or disability under (i) through (iii) above; (B)  a separation payment in the amount of 0.50 times Mr. Davis’ annualized base salary plus the average of the annual incentive compensation paid in the two fiscal years prior to the year in which his termination occurs; and (C) a non-compete payment in the amount of  0.50 times Mr. Davis’ annualized base salary plus the average of the annual incentive compensation paid in the two fiscal years prior to the year in which his termination occurs.  Mr. Davis and his immediate family also will be entitled to medical benefits substantially similar to those provided to the Company’s senior executive officers for a period of 12 months after Mr. Davis’ termination.  Upon approval of the Governance, Nominating and Compensation Committee, any unvested stock options held by Mr. Davis will be deemed fully vested and exercisable for a period of one year after his termination.

•                  In the event that the employment of Mr. Davis is terminated by the Company for Cause, he will be entitled to receive his accrued but unpaid base salary and any amounts otherwise payable to him under the Company’s benefit plans and programs.

As a condition of his employment, Mr. Davis has agreed not to compete with the Company or solicit customers or employees of the Company for a period of two years following termination of his employment with the Company.  These non-compete and non-solicitation agreements, however, may not be enforceable in some jurisdictions or may be enforceable only in part.  Under the Employment Agreement, the Company also has agreed to indemnify and hold harmless Mr. Davis against damages or other losses resulting from his good faith performance of his duties and obligations under the Employment Agreement.  This right of indemnification shall be in addition to any rights of indemnification provided in the Company’s Articles of Incorporation and Bylaws or under applicable law.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K.  A copy of the press release issued by the Company on June 16, 2005 announcing the hiring of Mr. Davis is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Retirement Agreement with J.D. Wessling

On January 10, 2005, the Company entered into an Agreement and General Release with J.D. Wessling, the Company’s Chief Financial Officer (CFO), in connection with Mr. Wessling’s retirement as CFO.  The agreement stated that Mr. Wessling’s last day of employment would be June 15, 2005.  In order to support a smooth transition to a new CFO, Mr. Wessling has agreed to continue as CFO until June 27, 2005, when Mr. Davis will begin employment as the CFO.  Mr. Wessling will remain an employee of the Company and has agreed to be available for consultation through July 21, 2005.  Mr. Wessling will continue to receive his base pay at the current rate through July 21, 2005.  An amendment to Mr. Wessling’s retirement agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As described under Item 1.01 above, Mr. Wessling will resign as the Chief Financial Officer (CFO), effective June 27, 2005, and Mr. Davis will commence as the Company’s new CFO, effective June 27, 2005.    Summaries of the amendment to Mr. Wessling’s retirement agreement and Mr. Davis’ employment agreement are set forth in Item 1.01 above, which description is incorporated by reference into this Item 5.02.

For eighteen years, until 2002, Davis held various high-level finance positions with the Weyerhaeuser Company as Director Finance in its Corporate Office, Director Finance and Controller of its Pulp division, and Vice President Finance at its Westwood Shipping Lines subsidiary.  Earlier in Davis’s career, he led corporate accounting for Croton Corporation (now Esterline) and was an auditor with Deloitte & Touche in Seattle.

Most recently, Davis, 52, has provided strategic planning and compliance consulting services through his own firm and with Jefferson Wells, a global provider of accounting and finance-related services.   Davis also served as CFO for PAC Worldwide, a manufacturer and distributor of packaging supplies to the air courier industry.

There are no family relationships between Mr. Davis and any of the Company’s officers or directors.

A copy of the press release issued by the Company on June 16, 2005 announcing the hiring of Mr. Davis is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated June 16, 2005, between the Company and Rick Davis.

10.2	Amendment dated June 17, 2005 to Retirement Agreement and General Release between the Company and J.D. Wessling.

99.1	Press Release dated June 16, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE NATURAL GAS CORPORATION

Dated: June 18, 2005	By:	/s/ Larry C. Rosok
Larry C. Rosok
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated June 16, 2005, between the Company and Rick Davis.

10.2	Amendment, dated June 17, 2005, to the Retirement Agreement and General Release between the Company and J.D. Wessling.

99.1	Press Release dated June 16, 2005.